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                    Cohen & Steers Select Utility Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                                             _____________, 2004

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

     Cohen & Steers Select Utility Fund, Inc. (the "Fund") hereby accepts your offer to purchase ______ shares at a price of $______ per share for an aggregate purchase price of $_______. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                                    Sincerely,

                                                    Cohen & Steers Select
                                                    Utility Fund, Inc.


                                                    By:
                                                       -------------------------

Accepted:

Cohen & Steers Capital Management, Inc.


By:
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